UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2020

APPLIED THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38898	81-3405262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

545 5th Avenue, Suite 1400 New York, NY 10017	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 220-9226

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	APLT	The Nasdaq Stock Market LLC

Item 7.01. Regulation FD Disclosure.

On April 21, 2020, Applied Therapeutics, Inc. (the “Company”) issued a press release announcing that the Company will present data from the pivotal ACTION-Galactosemia study via webcast. This data was originally planned for the Society of Inherited Metabolic Diseases (which was cancelled due to Covid-19). The Company’s presentation will be on Tuesday April 21, 2020 at 8:00am ET. A copy of this press release is attached as exhibit 99.1 hereto.

During the webcast, a corporate slide presentation will be presented. A copy of the Company’s presentation slide deck, which will be referenced during the conference, including during the Company’s webcast presentation, is furnished herewith as Exhibit 99.2.

The information provided under this Item (including Exhibits 99.1 and 99.2, attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On April 21, 2020, the Company provided the following updates regarding its clinical trials and business operations in light of the ongoing novel coronavirus (Covid-19) pandemic:

•	The Company has taken steps in line with guidance from the U.S. Centers for Disease Control and Prevention (CDC) and the State of New York to protect the health and safety of its employees and the community. In particular, the Company has implemented a work-from-home policy for all employees and has restricted on-site activities to certain chemical, manufacturing and control (CMC) and clinical trial activities. The Company is continuing to assess the impact of the Covid-19 pandemic to best mitigate risk and continue the operations of its business.

•	The Company is working closely with its clinical sites to monitor the potential impact of the evolving Covid-19 pandemic. The Company remains committed to its clinical programs and development plans. As of now, the Company has not experienced any significant delays to its ongoing or planned clinical trials. Notwithstanding the Company’s current expected timing and milestones, the ability to continue to enroll patients, conduct patient follow-up and provide data readouts as planned may be impacted by the Covid-19 pandemic and is subject to rapid change as events proceed.

•	A COVID-19 Investigational New Drug Application (IND) has been opened with the Food and Drug Administration (FDA) for AT-001, a novel potent Aldose Reductase inhibitor in global Phase 3 development for Diabetic Cardiomyopathy. Multiple AT-001 investigator-initiated trials are currently underway to address acute lung inflammation and cardiomyopathy in critical COVID-19 patients. Several New York City hospitals have initiated Emergency Investigational Drug applications for AT-001 use in critical COVID-19 patients. AT-001 is currently being accessed in these New York City hospitals via “Named Patient” Emergency INDs or Investigator-Initiated Trials, depending on the patient circumstance and hospital institution. Institutions that have initiated trials include Mount Sinai, NYU, and Columbia. Data is being gathered through these studies on the effect of AT-001 therapy in critical COVID-19 patients. Depending on the outcome of such studies, the Company may initiate a limited cost-effective company-sponsored study of AT-001 in critical COVID-19 patients.

•	The Company continues to characterize AT-007’s long-term safety in adult patients for the treatment of Galactosemia and to evaluate a potential pediatric trial. The Company has not experienced any meaningful delays in treatment or evaluations of patients in connection with this study. Many of the activities on the AT-007 program have been converted to home health visits.

•	The Company is also continuing with its Phase 3 registrational trial for AT-001 in diabetic cardiomyopathy and has experienced some delays in patient enrollment for this trial, particularly in study sites associated with hospitals. The Company is taking actions to mitigate the impact of these delays on the timeline for the study, including adding additional study sites globally.

In addition, in light of recent developments relating to the Covid-19 pandemic, the Company is amending and restating the risk factor titled “Our business may be adversely affected by the recent coronavirus outbreak” previously disclosed in Part I., Item 1A. of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on March 13, 2020, as follows:

Our business may be adversely affected by the recent coronavirus outbreak.

In December 2019, a novel strain of coronavirus, referred to as 2019-ncov, Covid-19 coronavirus epidemic, or Covid-19, was reported to have surfaced in Wuhan, China. Covid-19 has since spread globally, including the United States where we have our executive offices and principal operations. Infections and deaths related to Covid-19 have disrupted the United States’ healthcare and healthcare regulatory systems. Such disruptions could divert healthcare resources away from, or materially delay FDA approval with respect to, our clinical trials. It is unknown how long these disruptions could continue. In addition, other known and unknown factors caused by Covid-19 could materially delay our clinical trials, including our ability to recruit and retain patients and principal investigators and site staff who, as healthcare providers, may have heightened exposure to Covid-19. For example, with respect to our trials related to AT-001 for the treatment of Diabetic Cardiomyopathy, we have experienced delays in patient enrollment. Though we have undergone efforts to mitigate such delays, such efforts may not entirely avoid the effects of Covid-19 on our trials. Furthermore, we may experience additional delays in patient enrollment that we may not be able to mitigate. In addition, we have partnered with clinical research organizations, or CROs, to conduct clinical studies in jurisdictions, such as the EU, that have been affected by the spread of Covid-19. There is a possibility that such CROs may become unavailable or that the clinical trials they manage may be delayed due to Covid-19 or containment efforts associated with it. Such events may lead to termination of our relationship with affected CROs, affecting the development and study of our product candidates. Any elongation or de-prioritization of our clinical trials or delay in regulatory review resulting from such disruptions could materially affect the development and study of our product candidates, and increase the costs related to such development.

Government response to Covid-19 may also materially impact our business. Our executive offices and principal operations are located in New York and are currently subject to a statewide stay-at-home order. In addition, many of our potential partners and study participants worldwide are similarly impacted. In response, we have implemented a work-from-home policy for all employees and have restricted on-site activities to certain chemical, manufacturing and control (CMC) and clinical trial activities. However, many of our clinical trials sites and certain of our vendors, including our third-party contract manufactures, currently rely on exemptions from stay-at-home, shelter-in-place or similar orders for certain operations. Any of the applicable exemptions may be curtailed or revoked, which would further adversely impact our business.

In addition, we have in the past and may in the future source equipment and materials from China and other countries affected by Covid-19. If we were to engage with third party manufacturers in such countries in the future, there would be an increased risk of supply interruption, resulting in business/operational disruption. Covid-19’s spread, which has caused a broad impact globally, such as restrictions on travel and quarantine policies put into place by businesses and governments, may materially affect us economically. While the potential long-term economic impact of the Covid-19 pandemic may be difficult to assess or predict, there has already been a significant disruption of the global financial markets and the world economy, including the United States economy. A prolonged recession or market correction resulting from the spread of Covid-19 could materially affect our business and the value of our common stock, and reduce our ability to access capital, which could in the future negatively affect our liquidity.

While it is too early to tell whether Covid-19 will have a material effect on our business over time, we continue to monitor the situation as it unfolds. The extent to which Covid-19 impacts our results will depend on many factors and future developments, including new information about Covid-19 and any new government regulations which may emerge to contain the virus, among others.

This Form 8-K contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, included herein regarding strategy, future operations, prospects, plans and objectives of management, including words such as “may,” “will,” “expect,” “anticipate,” “plan,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are forward-looking statements. These include, without limitation, statements regarding (i) the design, scope and results of our clinical trials, (ii) the timing of the initiation and completion of our clinical trials, including that the Company may initiate a limited cost-effective company-sponsored study of AT-001 in critical COVID-19 patients, (iii) the likelihood that data from our clinical trials will support future development of our product candidates, (iv) the likelihood of obtaining regulatory approval of our product candidates and qualifying for any special designations, such as orphan drug designation, (v) our cash runway and the timing of our clinical development plan and (vi) the impact of the COVID-19 pandemic on the timing and progress of our ongoing clinical trials and our business in general. Forward-looking statements in this Form 8-K involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, and we, therefore cannot assure you that our plans, intentions, expectations or strategies will be attained or achieved. Such risks and uncertainties include, without limitation, the uncertainties inherent in the initiation, execution and completion of clinical trials, in the timing of availability of trial data, in the results of the clinical trials, in the actions of regulatory agencies, in the commercialization and acceptance of new therapies as well as the impact of the COVID-19 pandemic on these plans and expectations. Factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this Form 8-K are discussed in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” contained therein. Except as otherwise required by law, we disclaim any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description

99.1	Press Release, dated April 21, 2020.

99.2	Copy of Applied Therapeutics, Inc. slide presentation dated April 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED THERAPEUTICS, INC.

Dated: April 21, 2020	By:	/s/ Shoshana Shendelman
	Name:	Shoshana Shendelman, Ph.D.
	Title:	Chief Executive Officer